Exhibit 10.3

股东委托投票代理协议

Shareholders’ Voting Rights Proxy Agreement

本协议由以下各方于2016年12月15日在中国深圳签署

This Shareholders’ Voting Rights Proxy Agreement (this “Agreement”) is executed on December 15, 2016 (the “execution date”) in Shenzhen, the People’s Republic of China.

甲方：深圳前海波特实业有限公司                （以下简称甲方）

Party A: Shenzhen Qianhai Porter Industrial Co., Ltd.

注册地址：深圳市前海深港合作区前湾一路1号A栋201室（入驻深圳市前海商务秘书有限公司）

Address: Room 201, Building A, No. 1, Qianwan 1st Road, Qianhai Shenzhen Hong Kong cooperation zone, Shenzhen City.

营业执照号码： 91440300MA5DPFCM1D

Business License No.: 91440300MA5DPFCM1D

法定代表人： 陈宗建

Authorized Representative: Chen Zongjian

乙方：                                        （以下简称乙方）

Party B:

1  熊小梅，中国公民，身份证号码：510521198008197609

Xiong Xiaomei, Chinese citizen, ID No.: 510521198008197609

2  陈宗华，中国公民，身份证号码：440301197509294117

Chen Zonghua, Chinese citizen, ID No.: 440301197509294117

丙方：深圳市波特城投资管理有限公司             （以下简称丙方）

Party C: Shenzhen Porter City Investment Management Co., Ltd.

注册地址：深圳市罗湖区莲塘街道国威路国威公司工业厂房125栋1209室

Address: Room 1209, Building 125, Guowei Company Factory Building, Guowei Road, Liantang, Luohu, Shenzhen

营业执照号码：91440300067191075C

Business License No.: 91440300067191075C

法定代表人： 陈宗华

Authorized Representative: Chen Zonghua

鉴于：

WHEREAS:

1.甲方系一家依照中华人民共和国法律成立的外商独资公司。

Party A is an wholly foreign owned enterprise incorporated and validly existing under the law of the People’s Republic of China.

2.截至本协议签署日，乙方为丙方全资股东，合法持有丙方所有100%股份。在本协议中，乙方全部 二 名股东熊小梅、陈宗华与丙方作为协议共同一方，同意指定由甲方委派的人员来行使其在丙方股东大会上的股东投票权，且甲方愿意委派这样的人员。

Party B is the legal shareholders of Party C and lawfully holds 100% of the shares and assets of Party C,As of the execution date.Party B and Party C intends to specify the representatives (“ Representatives”) appointed by Party A to exercise its voting right of shareholders in the general meeting of shareholders of Party C and Party A is willing to appoint such a representative.

依照中华人民共和国法律和法规，协议各方本着平等互利原则，通过友好协商达成以下条款以资遵守：

According to applicable laws and regulations of the People’s Republic of China, through negotiation with good faith, the parties have agreed to execute this Agreement with provisions as follow:

1.乙方同意且不可撤销地指定由甲方委派的人员来独家代理行使其在丙方股东大会上行使法律和公司章程规定的股东投票权，包括但不限于：决定丙方的经营方针和投资计 划；对丙方增加或者减少注册资本作出决定；对丙方发行公司债券作出决定；对丙方公司合并、分立、解散、清算或者变更公司组织形式作出决定；制定和修改丙方公司章程；出售或转让丙方全部或部分股东权益；召集股东大会；签署书面决议；对出售、转让、质押丙方资产进行表决；批准预算、宣布分红；委派、任免和选举丙方董事、监事和董事长作为丙方授权法定代表人。

Party B agrees to irrevocably appoint the Representatives appointed by Party A to exercise its exclusive voting right of shareholders in the general meeting of shareholders of Party C, including but not limited to, to decide Party C’s operation guidelines and investment plans, make a decision for the increase or reduction of Party C’s registered capital, make a decision on the issuance of Party C’s corporate bonds, make a decision for the merge, division, dissolution, liquidation or change for Party C’s organization form, formulate and revise of Party C’s articles of association, sell or transfer of all or part of the interests of shareholders of Party C, convene a general meeting of shareholders, signature of written resolution, vote on the sale, transfer or pledge of Party C’s assets, approve the budget and declare the dividend, appoint and elect the director, supervisor or chairman of Party C as the legal representative of Party C.

2.由甲方委派的人员应为甲方的全体董事（代理权持有人）。甲方同意，应维持一个与其境外母公司董事会在成员和组成上一致的董事会。

The Representatives appointed by Party A shall represent all the directors of Party A. Party A agrees to maintain the Board members to be consistent with overseas parent company.

3.甲方同意根据本协议第1条委派代理权持有人。这些代理权持有人应代表乙方行使其股东投票权。

Party A agrees to appoint Representatives pursuant to the Article 1 of this Agreement to execute the voting rights on behalf of Party B.

4.协议各方理解，不论丙方的股东权益有任何变化，乙方应指定由甲方委派的人员来行使股东投票权。协议各方同意，乙方不得将其在丙方的股东权益转让给除甲方或甲方指定个人或企业以外的其他个人或公司。

The parties herein understand that no matter what changes of equity interests of Party C, Party B shall specify the Representatives appointed by Party A to exercise its shareholders’ voting rights. All the parties agree that Party B cannot transfer the equity interests of Party C held by it to any third party except for Party A or Representatives appointed by Party A.

5.乙方各成员理解及承诺，即使其中之一的成员不再拥有丙方股权，仍应继续执行本协议。

Party B members understand that they should continue to enforce this Agreement even if one of the members of Party C no longer holds the equity interest of the Company.

6.乙方确认并同意甲方代表乙方行使任何及全部的股东权利，乙方并承认及同意甲方已进行或将进行的任何行为、已作出或将作出的任何决定、已签署或将签署的任何文书及其他文件均视同乙方本人进行的行为、股东本人作出的决定或股东本人签署的文件，具有同等法律效力。

Party B acknowledges and agrees that Party A shall exercise any and all shareholders’ rights on behalf of Party B. Party B acknowledges and agrees that any action has been undertaken or will be undertaken, any decision have been made or will be made, any document has been signed or will be signed by Party A are regarded as Party A’s own behavior and have the same legal effect.

7.乙方在此同意，如果乙方在丙方公司股权有所增加，无论是否通过增加注册资本的方式，任何股东所增持股本均受本协议制约，甲方均有权代表股东对任何注册资本增减代表股东行使本协议第1条确定的股东权利。同样，任何人取得丙方公司股权，无论是通过自愿转让、根据法律规定转让、强制拍卖还是任何其他方式，该受让人取得的所有丙方公司股权仍旧受本协议制约，甲方有权继续对该等股权行使本协议第1条确定的股东权利。

Party B hereby agree that if Party B increase the equity in Party C, whether by increasing the registered capital, any increased equity holding by shareholders are restricted by this agreement, Party A shall have the right on behalf of shareholders to exercise the rights determined in article 1 of this Agreement for the change of registered capital. Similarly, everybody receiving the stake of Party C whether through voluntary transfer, transfer according to law, compulsory auction or any other way, is still subject to the constraints of this Agreement.

8.违约责任

Liability for breach of contract

任何违反本协议的条款、未能完全履行或错误履行本协议约定的义务、作出的任何不实承诺、或未能履行本协议条款的任何一方即构成违约。违约方应依照适用法律对其违约事项负责。

Any violation of the provisions of this agreement, the failure to fully implement or wrong to perform its obligations under this agreement, any false promises, or fail to comply with the terms of this agreement by any party shall constitute a breach. Default party should be in accordance with the applicable law to be responsible for the default matters.

9.争议解决

Dispute resolution

因本协议理解或实施而产生的任何争端应首先通过友好协商解决。如果争议出现后30天内通过协商没有解决，任何一方均有权将争议提交给华南国际经济贸易仲裁委员会，仲裁地点是深圳。仲裁裁决是最终结果并对各方具有约束力。

Any dispute arising from this agreement shall be settled through friendly consultations. Any Party shall have the right to submit the dispute to Southern China International Economic and Trade Arbitration Commission if the dispute can’t be resolved by negotiation within 30 days. Shenzhen shall be the place of arbitration and arbitration result shall be final and binding on all parties.

10.本协议经过三方授权代表于签署日签署后立即执行。

The Agreement shall be effective on the execution date.

11.本协议在甲方完成收购丙方所有股东权益或资产前，不得终止。

The Agreement cannot be terminated before Party A completes the acquisition of all shareholders’ rights and interests and assets of Party C.

12.对本协议的任何修改和终止均应经协议各方书面同意。

No provision of this Agreement or the Note may be amended, modified, supplemented, discharged or terminated, unless the parties consent thereto in writing.

13.本协议订定、效力、解释、和履行，及由本协议产生的争议的解决，均受中华人民共和国法律的管辖。

This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of People’s Republic of China.

14.本协议有中英两个版本，一式各三份。协议三方各执一份。原件复印件有同等法律效力。

This Agreement shall be prepared in Chinese and English language in three (3) original copies, with each Party holding one copy hereof, each one has the same legal effect.

15.当中英文两个版本产生争议时，应以中文内容为准。

In case of discrepancy, original version in Chinese shall prevail.

甲方：深圳前海波特实业有限公司

Party A: Shenzhen Qianhai Porter Industrial Co., Ltd.

Designated Signing Authority:	/s/ Chen Zongjian

签约代表人：

乙方：

Party B:

/s/ Xiong Xiaomei

/s/ Chen Zonghua

丙方：深圳市波特城投资管理有限公司

Party C: Shenzhen Porter City Investment Management Co., Ltd.

Designated Signing Authority:	/s/ Chen Zonghua

签约代表人：

日期：

Date: